Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

November 10, 2026	OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

COLORADO SPRINGS – November 10, 2026 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its third quarter 2026 results including $10.3 million net sales, $3.9 million in exploration expense, $0.9 million cash dividends to shareholders, $5.2 million mine gross profit, and a cash balance at September 30, 2026, of $8.5 million. The Company recorded net income of $2.0 million, or $0.07 per share during the quarter and confirmed its previously announced preliminary 2026 third quarter production of 2,139 gold ounces. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

Third Quarter 2026 Financial Results and Highlights

•2,139 gold ounces produced
•Net income of $2.0 million, or $0.07 per share
•$10.3 million net sales
•$8.5 million cash balance at September 30, 2026
•$27.3 million working capital at September 30, 2026
•$5.2 million mine gross profit
•$3.9 million exploration expenditures
•$1,682 total cash cost after by-product credits per gold ounce sold for the Isabella Pearl Mine
•$2,882 per ounce total all-in sustaining cost for the Isabella Pearl Mine
•$1,930 total cash cost after by-product credits per gold ounce sold for the County Line Mine
•$1,985 per ounce total all-in sustaining cost for the County Line Mine
•$0.9 million dividends paid
•611 ounces of gold rounds/bullion held at September 30, 2026

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

During the third quarter, Fortitude Gold produced a total of 2,139 ounces of gold.  At the Isabella Pearl Mine, Fortitude Gold sold 1,221 gold ounces at a total cash cost of $1,682 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $2,882.  Sales from the County Line Mine included 1,216 gold ounces at a total cash cost of $1,930 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $1,985.  Realized average gold metal prices during the quarter for the Isabella Pearl Mine were $4,285, while the County Line Mine averaged $4,258 per ounce gold (1).

Mine operations at Isabella Pearl during the quarter were directed at both Scarlet South and the Isabella Pearl Deep mineralization.  County Line operations focused on both the main pit layback as well as the East pit.  Mineralization from these mining areas is being delivered and placed on the Isabella Pearl heap leach pad for processing.  The Company is nearing the bottom of the Pearl Deep mineralization and expects to conclude operations in this area in the coming months.  Scarlet South operations are estimated to continue into the first half of 2027.  The County Line main pit waste rock layback project is estimated to conclude in 2027, depending on final mine sequencing of Pearl Deep and Scarlet South.  During this layback project, the County Line East pit is targeted to continue delivering mineralization to the Isabella Pearl heap leach pad for processing.

Federal and state permitting efforts continued at the Company’s Golden Mile property, where a new mine is targeted for construction in 2027, dependent on permit timing.  The Company is also permitting an increase in exploration acreage at both the East Camp Douglas and Isabella Pearl properties.

“We had a very busy and productive third quarter including the ongoing expansion of our heap leach pad,” said Fortitude Gold CEO and President, Mr. Jason Reid.  “Progress of our various permitting efforts is encouraging. Our Golden Mile Permit, currently with the Bureau of Land Management, should begin the six-month National Environmental Policy Act (“NEPA”) review period soon.  We are excited about the prospect of building our Golden Mile mine and we are encouraged by the progress toward obtaining the remaining permits necessary to advance the project.  In addition, we are optimistic by the progress toward securing the East Camp Douglas exploration EA permit from the Bureau of Land Management. The permit would significantly expand our exploration acreage at East Camp Douglas and provide additional opportunities to advance the property's exploration efforts.  We are positioned to potentially be building a new mine at Golden Mile and launching our Company’s largest drill campaign at East Camp Douglas in 2027.”

The following Sales Statistics tables summarize certain information about our operations at our Isabella Pearl and County Line Mines for the periods indicated:

Isabella Pearl

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Metal sold
Gold (ozs.)	1,221	1,376	2,774	5,203
Silver (ozs.)	4,869	7,968	14,810	32,061
Average metal prices realized (1)
Gold ($per oz.)	4,285	3,444	4,453	3,137
Silver ($per oz.)	62.75	40.04	72.64	34.37
Precious metal gold equivalent ounces sold
Gold Ounces	1,221	1,376	2,774	5,203
Gold Equivalent Ounces from Silver	71	93	242	351
	1,292	1,469	3,016	5,554

Total cash cost before by-product credits per gold ounce sold	$1,933	$1,476	$1,765	$1,328
Total cash cost after by-product credits per gold ounce sold	$1,682	$1,244	$1,377	$1,116
Total all-in sustaining cost per gold ounce sold	$2,882	$1,956	$2,589	$1,563

County Line

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Metal sold
Gold (ozs.)	1,216	—	2,139	—
Silver (ozs.)	1,943	—	4,426	—
Average metal prices realized (1)
Gold ($per oz.)	4,258	—	4,413	—
Silver ($per oz.)	62.21	—	69.89	—
Precious metal gold equivalent ounces sold
Gold Ounces	1,216	—	2,139	—
Gold Equivalent Ounces from Silver	28	—	70	—
	1,244	—	2,209	—

Total cash cost before by-product credits per gold ounce sold	$2,030	$—	$1,826	$—
Total cash cost after by-product credits per gold ounce sold	$1,930	$—	$1,682	$—
Total all-in sustaining cost per gold ounce sold	$1,985	$—	$2,101	$—
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics tables summarize certain information about our operations at our Isabella Pearl and County Line Mines for the periods indicated:

Isabella Pearl

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Mineralized material mined
Mineralized material (tonnes)	129,793	27,650	341,353	115,751
Gold grade (g/t)	0.42	0.26	0.58	0.40
Waste (tonnes)	499,815	430,794	1,526,850	1,453,517
Metal production (before payable metal deductions)(1)
Gold (ozs.)	1,064	1,384	2,827	4,664
Silver (ozs.)	3,984	8,208	13,803	28,434

County Line

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Mineralized material mined
Mineralized material (tonnes)	141,229	—	327,656	—
Gold grade (g/t)	0.48	—	0.64	—
Waste (tonnes)	344,635	—	422,682	—
Metal production (before payable metal deductions)(1)
Gold (ozs.)	1,075	—	2,133	—
Silver (ozs.)	1,338	—	4,406	—
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2026 and 2025, its financial condition at September 30, 2026 and December 31, 2025, and its cash flows for the nine months ended September 30, 2026 and 2025. The summary data as of September 30, 2026 and for the three and nine months ended September 30, 2026 and 2025 is unaudited; the summary data as of December 31, 2025 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2025, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,505	$4,656
Gold and silver rounds/bullion	3,142	3,336
Inventories	25,259	29,312
Prepaid taxes	450	450
Prepaid expenses and other current assets	804	867
Total current assets	38,160	38,621
Property, plant and mine development, net	40,270	46,213
Leach pad inventories	71,190	50,291
Other non-current assets	1,100	1,060
Total assets	$150,720	$136,185
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,864	$1,468
Finance lease liabilities, current	7,441	7,208
Other current liabilities	590	397
Total current liabilities	10,895	9,073
Finance lease liabilities, net of current portion	6,679	11,882
Asset retirement obligations	11,023	10,856
Total liabilities	28,597	31,811
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 28,590,128 shares outstanding at September 30, 2026 and 24,375,209 shares outstanding at December 31, 2025	287	244
Additional paid-in capital	125,166	106,882
Accumulated deficit	(4,314)	(2,752)
Fortitude shareholders' equity	121,139	104,374
Noncontrolling interest	984	—
Total shareholders' equity	122,123	104,374
Total liabilities and shareholders' equity	$150,720	$136,185

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Sales, net	$10,315	$4,654	$21,718	$16,073
Mine cost of sales:
Production costs	4,285	1,627	7,251	5,558
Depreciation and amortization	784	517	1,588	1,965
Total mine cost of sales	5,069	2,144	8,839	7,523
Mine gross profit	5,246	2,510	12,879	8,550
Costs and expenses:
General and administrative expenses	1,385	1,257	4,801	3,806
Exploration expenses	3,927	1,575	10,253	4,278
Facilities and mine construction	—	—	81	—
Reclamation and remediation	465	44	1,347	135
Other expense (income), net	73	(541)	805	(2,055)
Total costs and expenses	5,850	2,335	17,287	6,164
(Loss) Income before income and mining taxes	(604)	175	(4,408)	2,386
Mining and income tax expense (benefit)	—	(58)	—	55
Net (loss) income	$(604)	$233	(4,408)	2,331
Net loss attributable to noncontrolling interest	2,565	—	5,316	—
Net income attributable to Fortitude Shareholders	$1,961	$233	$908	$2,331

Net income per common share attributable to Fortitude Shareholders:
Basic	$0.07	$0.01	$0.03	$0.10
Diluted	$0.07	$0.01	$0.03	$0.10
Weighted average shares outstanding:
Basic	28,590,128	24,366,637	27,361,865	24,262,841
Diluted	28,752,718	24,543,347	27,780,242	24,510,012

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Nine months ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(4,408)	$2,331
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	1,778	2,142
Stock-based compensation	2,466	1,396
Reclamation and remediation accretion	904	135
Asset retirement obligation	323	—
Unrealized loss (gain) on gold and silver rounds/bullion	190	(917)
Gain on retirement of debt	—	(652)
Other operating adjustments	1	2
Changes in operating assets and liabilities:
Accounts receivable	—	(406)
Inventories	(12,187)	(10,109)
Prepaid expenses and other current assets	63	(12)
Other non-current assets	(40)	(759)
Accounts payable and other accrued liabilities	1,113	(819)
Income and mining taxes payable	—	(807)
Net cash used in operating activities	(9,797)	(8,475)

Cash flows from investing activities:
Capital expenditures	(1,708)	(1,256)
Net cash used in investing activities	(1,708)	(1,256)

Cash flows from financing activities:
Dividends paid	(2,470)	(5,085)
Issuance of stock, net of issuance costs	17,198	—
Funding from noncontrolling interests	5,500	—
Repayment of finance leases	(4,874)	(542)
Net cash provided by (used in) financing activities	15,354	(5,627)

Net increase (decrease) in cash and cash equivalents	3,849	(15,358)
Cash and cash equivalents at beginning of period	4,656	27,082
Cash and cash equivalents at end of period	$8,505	$11,724

Supplemental Cash Flow Information
Interest expense paid	$673	$—
Income and mining taxes paid	$—	$862
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(154)	$204
Change in estimate for asset retirement costs	$1,060	$694
Equipment purchased under finance lease	$—	$17,895

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free, and distribute dividends. The Company’s Nevada Mining Unit consists of nine high-grade gold properties.  Fortitude Gold owns 100% of its properties, except for East Camp Douglas, which is held in a joint venture with Fortitude owning 60%.  The Isabella Pearl Project, which includes the Isabella Pearl and Scarlet South mines, and County Line Project, which includes the County Line and East Pit Mines, are currently in production in Mineral and Nye Counties, Nevada.  Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements: This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy and future plans for production.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com